UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 21, 2014

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-20827	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12444 Powerscourt Drive, Suite 550
St. Louis, Missouri	63131
(Address of principal executive offices)	(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 21, 2014, Cass Information Systems, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). The following is a summary of the matters voted on at the Annual Meeting:

(a) Election of two directors to serve three-year terms ending in 2017, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric H. Brunngraber	7,976,808	72,854	2,777,955
Benjamin F. Edwards, IV	7,973,452	76,210	2,777,955

All director nominees were elected.

(b) Non-binding advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,616,393	211,759	221,509	2,777,955

On an advisory basis, the Company’s shareholders approved the compensation paid to the Company’s named executive officers as disclosed in the Company’s 2014 proxy statement.

(c) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014:

Votes For	Votes Against	Abstentions
10,781,626	15,570	30,420

The selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for 2014 was ratified.

Item 8.01.	Other Matters.

On April 23, 2014, the Company issued a press release announcing that the Company’s board of directors declared a second quarter cash dividend of $0.20 per share, payable June 16, 2014 to shareholders of record on June 5, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Cass Information Systems, Inc. dated April 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2014

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	President and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Executive Vice President and Chief Financial Officer

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